UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 18, 2013

(June 18, 2013)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) and (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2013, Beacon Roofing Supply, Inc. (“Beacon” or the "Company") issued a press release announcing that Jeanine J. Montgomery, age 52, has accepted the position of Vice President and Chief Accounting Officer effective July 8, 2013. A copy of the June 18, 2013 press release is attached hereto as Exhibit 99 and is incorporated by reference herein. Ms. Montgomery replaces the current Chief Accounting Officer Rick Welker, who has agreed to remain with the Company to assist with the transition of responsibilities until August 9, 2013, when he will leave Beacon to pursue other career opportunities in the Boston, Massachusetts area.

Ms. Montgomery’s compensation will consist of an annual salary, performance bonus, and automobile and gasoline allowances commensurate with those of the Company’s other Vice Presidents. She will be eligible to participate in the Beacon benefit plans available to all full-time Beacon employees. Lastly, the Company’s Compensation Committee has awarded Ms. Montgomery 3,000 stock options effective upon her start date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99	Beacon Roofing Supply, Inc. Press Release dated June 18, 2013

2

Exhibit Number	Description

Exhibit 99	Beacon Roofing Supply, Inc. Press Release dated June 18, 2013

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	June 18, 2013	By:	/s/ Joseph M. Nowicki
Joseph M. Nowicki
Executive Vice President and CFO

4